Exhibit 10.5

EMPLOYEE SHARE PURCHASE PLAN

Effective April 16th, 2014

EMPLOYEE SHARE PURCHASE PLAN

Article 1 – Purpose

1.1	This document constitutes the Employee Share Purchase Plan (hereinafter referred to as the “Plan”).

1.2	The purpose of this Plan is to provide an opportunity for Employees to invest in Equity Shares through Employee savings and Employer Contributions.

Article 2 - Definitions

2.1	In this Plan, unless the context otherwise requires:

(a)	“Administrative Agent” means such corporation with whom, as, from time to time, the Corporation enters into an Administration Agreement in respect of matters contemplated under this Plan;

(b)	“Administration Agreement” means the agreement between the Corporation and the Administrative Agent in respect of the Plan, dated April 16, 2014 as amended or replaced from time to time;

(c)	“Affiliate” has the meaning ascribed thereto in the Canada Business Corporations Act.

(d)

“Blackout Period” means a blackout period contemplated in the Corporation’s Insider Trading and Disclosure Policy, which, for the sake of clarity, will include both quarterly blackout periods and other blackout periods as determined by the Corporation from time to time;

(e)	“Board” means the Board of Directors of the Corporation;

(f)

“Brokerage Agent” means a person or company as may from time to time be engaged by the Company to perform brokerage services and such other services as may be required pursuant to this Plan, including without limitation the purchase and sale of Shares;

(g)	“Calendar Year” means a period of twelve consecutive months ending on December 31st of each year;

(h)	“Corporation” means DIRTT Environmental Solutions Ltd.;

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(i)	“Contribution Period” means the period beginning on any Purchase Date and ending on the day preceding the next Purchase Date;

(j)

“Earnings” means the basic salary or compensation received by an Employee, including overtime pay, before payroll deductions for taxes or other purposes but does not include any cash bonus, profit sharing, incentive pay, shift premiums, commissions, allowances or other special compensation payments;

(k)

“Employee” means a full-time or part-time employee of the Corporation or any Affiliate company approved by the Corporation who has made or is entitled to make contributions to the Plan in accordance with the provisions of the Plan, and does not include the following:

(i)	casual employees, seasonal employees, term employees, temporary employees, retired employees, employees on layoff or unpaid leave of absence; or

(ii)	employees receiving benefits under Worker’s Compensation, Employment Insurance, the Long-Term Disability Plan, the Weekly Indemnity Plan or other disability income benefits;

(l)	“Employer Contributions” means contributions made by the Corporation or an approved Affiliate company on behalf of a Participant under this Plan;

(m)	“Equity Shares” means common shares in the capital of the Corporation which are traded on the Toronto Stock Exchange;

(n)	“Group RRSP” means the RRSPs established by the Trustee on the instructions of individual Participants in accordance with Section 4.3;

(o)	“Participant” means an Employee who has enrolled in the Plan in accordance with the provisions thereof;

(p)	“Personal Account” means the account maintained for record keeping

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purposes by the Administrative Agent in the name of a Participant for Employer Contributions and Personal Contributions;

(q)	“Personal Contributions” means the contributions made by a Participant under this Plan;

(r)	“Plan” has the meaning set out in Section 1.1;

(s)	“Purchase Date” means as soon as practicable after the remittance of contributions each pay period;

(t)	“RRSP” means a registered retirement savings plan established under the Income Tax Act (Canada);

(u)	“Securities Trading and Reporting Policy” means the Corporation’s Insider Trading and Disclosure Policy, as it may be amended or supplemented from time to time;

(v)	“Trustee” means such trust company as may from time to time be appointed by the Board to act as trustee for the Group RRSP; and

(w)

“Undisclosed Material Information” means any material information, as defined in the Corporation’s Insider Trading and Disclosure Policy as it may be amended or supplemented from time to time, that has not been publicly disseminated by the Corporation.

2.2

In this Plan, all references to the masculine include the feminine; and reference to the singular shall include the plural and vice versa, as the context shall require. If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part hereof. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions contained herein. References to “Article” or “Articles” mean an article or articles contained in the Plan unless expressly stated otherwise.

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Article 3 - Eligibility

3.1

An Affiliate company may include employees as Participants in the Plan only if the Corporation has previously approved the inclusion of such Affiliate company’s employees in the Plan including any applicable cost-sharing arrangements or transfer pricing.

3.2	Any Employee may become a Participant in the Plan, unless excluded from participation in the Plan by the Corporation or by an approved Affiliate company.

3.3

An Employee may become a Participant of the Plan beginning on the first day of the month coincident with, or next following the date that the Employee has completed 90 days of continuous service with the Corporation or an approved Affiliate company, or a lesser period of time if so determined by the Corporation or an approved Affiliate company.

Article 4 - Enrolment in the Plan and the Canadian Group RRSP

4.1	No Participant is eligible to hold any part of the Equity Shares acquired through Personal or Employer Contributions in a 401 (k) plan.

4.2

To enroll in the Plan, an Employee must, at least 15 days before the day on which Personal Contributions are to begin, complete and submit notice in the form prescribed by the Corporation confirming that the Employee is not aware of any Undisclosed Material Information at the time of such notice and authorizing the Corporation or an approved Affiliate company to deduct from the Employee’s Earnings the amount designated by the Employee in accordance with Section 5.1 until such authorization shall be revised, revoked or terminated, and agreeing to the terms and conditions of the Plan. This will constitute written notice of the Employee’s election to participate in and be a member of the Plan. This notice may not be given by a Participant during a Blackout Period.

4.3

Subject to the provisions of Article 15, all funds and Equity Shares held by the Administrative Agent pursuant to the Plan are held on behalf of the individual Participants.    Subject to the provisions of Article 15, a Participant if applicable, shall be the beneficial owner of all Equity Shares purchased on his or her behalf.

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4.4

A Participant who is a permanent Canadian resident may elect to hold all or part of the Equity Shares acquired with Personal or Employer Contributions in an RRSP by filing with the Administrative Agent a completed application for an RRSP in the form prescribed by the Corporation and indicating the portion of the Equity Shares purchased with the Participant’s Personal Contributions or Employer Contributions to be allocated to the RRSP. In the event that a Participant should wish to transfer any Equity Shares previously acquired with Personal or Employer Contributions pursuant to the Plan into an RRSP, he or she may do so by giving notice in the form prescribed by the Corporation and authorizing the Administrative Agent to transfer the specified number of Equity Shares into the Group RRSP. It is solely the Participant’s responsibility to ensure that any Equity Shares allocated to or transferred into the Group RRSP do not, in conjunction with other RRSP contributions of that Participant, exceed the RRSP contribution room of that Participant, and neither the Corporation, an approved Affiliate company, the Administrative Agent, nor the Trustee shall be liable for any tax or other liability which may arise as a result of any Participant’s over-contribution to an RRSP.

Article 5 - Participant Contributions

5.1

A Participant shall elect to make Personal Contributions to the Plan of at least 1% of the Participant’s Earnings for the pay period, up to a maximum of 10% of the Participant’s Earnings for the pay period, by giving notice in the form prescribed by the Corporation. Such contributions shall be in increments of 1% of the Participant’s Earnings for the pay period. The Corporation, or an approved Affiliate company, shall deduct from each Participant’s pay, the amount of that Participant’s Personal Contributions. This specified rate of contribution filed by a Participant at the time of election of participation in the Plan shall remain in effect until changed pursuant to Section 5.2.

5.2

Once making Personal Contributions to the Plan, a Participant may change the amount of his or her Personal Contributions no more than once quarterly by giving notice to the Corporation in the form prescribed by the Corporation. All

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requested changes in Personal Contributions will be effective as of the first Contribution Period occurring after notice is received provided the notice is received 15 days prior to the next Contribution Period. This notice may not be given if an Employee is aware of any Undisclosed Material Information at the time of such notice and may not be given if the Employee is subject to the Corporation’s Insider Trading and Disclosure Policy, such notice may not be given during a Blackout Period.

A Participant may voluntarily elect to suspend participation in the Plan by providing instructions directing the Corporation to cease making the Participant’s Personal Contributions for the remainder of a Calendar Year if and when the RRSP contribution maximum is reached during a particular Calendar Year. Under this suspension arrangement, Participants will be responsible for notifying the Administrative Agent they wish to resume contributions in the following Calendar Year by giving notice in the form prescribed by the Corporation.

(a)

Notice of such instructions must be received by the Corporation from the Participant, in the form prescribed by the Corporation, at least 15 days prior to the next Contribution Period in which the instructions are to be applied.

(b)

The Participant must confirm that he or she is not aware of any Undisclosed Material Information at the time of giving such instructions and such instructions may not be given during a Blackout Period.

Instructions given pursuant to this section will apply until the Participant provides notice to the Corporation that he or she wishes to revoke such instructions.

5.3

A Participant may voluntarily suspend his or her Personal Contributions at any time that they wish to temporarily cease participating in the Plan, no more than twice annually, by giving notice in the form prescribed by the Corporation, to the Corporation. This notice will be effective as of the next Contribution Period following the date of notice, provided notice is given 15 days prior to the commencement of the next Contribution Period. The Participant must confirm

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that he or she is not aware of any Undisclosed Material Information at the time of giving such notice and if the Participant is, subject to the Corporation’s Insider Trading and Disclosure Policy, such notice may not be given during a Blackout Period.

5.4

A Participant who voluntarily suspends his or her Personal Contributions pursuant to Section 5.3 above, may resume his or her Personal Contributions by giving notice in the form prescribed by the Corporation, to the Corporation. Participants will be eligible to resume making Personal Contributions effective as of the first Contribution Period provided that a Participant provides at least 15 days prior notice to the Corporation of their intention to resume making Personal Contributions. The Participant must confirm that he or she is not aware of any Undisclosed Material Information at the time of giving such notice and if the Participant is, subject to the Corporation’s Insider Trading and Disclosure Policy, such notice may not be given during a Blackout Period.

5.5

During any period of suspension, Personal Contributions shall not be accumulated or carried forward for later payment. A Participant shall continue to be a member of the Plan and the Group RRSP, if applicable, for all purposes other than the making of Personal Contributions until that Participant resumes his or her Personal Contributions pursuant to Sections 5.2 or 5.4, is terminated from the Plan pursuant to Article 11 or terminates his or her participation in the Plan pursuant to Article 12.

Article 6 - Employer Contributions

6.1	The Corporation (or an approved Affiliate company, as the case may be) will make Employer Contributions to the Plan as follows:

a)

where a Participant has made a Personal Contribution, an Employer Contribution for the benefit of that Participant shall be made in an amount equal to 50% of the Participant’s Personal Contribution during the relevant Contribution Period,

6.2	Employer Contributions referred to in Subsection 6.1(a) will be made every Contribution Period as follows:

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a)

Employer Contributions made with regard to Personal Contributions made to the RRSP component of a Participant’s Personal Account will be allocated to the RRSP component of the Participant’s Personal Account;

b)

Employer Contributions made with regard to Personal Contributions made to the non-RRSP component of a Participant’s Personal Account will be allocated to the non-RRSP component of the Participant’s Personal Account.

6.3

It is a term and condition of the Corporation (or an approved Affiliate company making the Employer Contributions, as the case may be) that the Employer Contributions shall not be considered as salary compensation paid to an Employee for any reason including for the purposes of calculating salary in lieu of notice upon termination of employment of an Employee. For greater certainty, the Employer Contributions are considered a taxable benefit for Employees pursuant to applicable income tax rules.

Article 7 - Personal Accounts

7.1

The Administrative Agent shall establish a Personal Account for each Participant and shall record in each Personal Account the amount of all Personal Contributions made by the Participant and all Employer Contributions made on behalf of the Participant, the number of Equity Shares purchased for that Personal Account with Personal Contributions, the number of Equity Shares purchased with Employer Contributions and the amount of any expenses allocated to such Personal Account.

Article 8 - Investment of Funds

8.1

On the last day of each Contribution Period, the Corporation or an approved Affiliate company shall deposit with the Administrative Agent the amount of all Personal Contributions and all Employer Contributions for that period, and shall advise the Administrative Agent of the Personal Contributions received from each Participant and the amount of Employer Contributions made on behalf of each Participant.

8.2	Upon receipt of the funds and the information outlined in Section 8.1, the Administrative Agent shall record in each Participant’s Personal Account the amount

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of that Participant’s Personal Contributions and the amount of any Employer Contributions made on behalf of that Participant.

8.3

Subject to Section 8.6, the Administrative Agent shall use all funds received by it from Personal Contributions and Employer Contributions, as well as all cash dividends paid on the Equity Shares held on record by the Administrative Agent, or Trustee, as the case may be, for and on behalf of the Participant, to purchase Equity Shares, through normal market facilities at the prevailing market price for Equity Shares on the Purchase Date.

8.4

Subject to Section 8.6, the Administrative Agent shall purchase on each Purchase Date such number of Equity Shares as will satisfy all Personal Contributions and Employer Contributions received for the preceding Contribution Period from or on behalf of all Participants under the Plan. Each Participant shall thereupon have an interest in the Equity Shares purchased by the Administrative Agent in proportion to his or her Personal Contributions and Employer Contributions made on his or her behalf during the preceding Contribution Period.

8.5

Subject to Section 8.6, following the end of a Contribution Period, the Administrative Agent shall allocate the Equity Shares purchased during that Contribution Period on behalf of the Participants, on a full and fractional Equity Share basis, as appropriate, to the Personal Account of each Participant in proportion to the Personal Contributions and Employer Contributions made on behalf of that Participant.

8.6

If, for any reason, the Administrative Agent is unable to purchase a sufficient number of Equity Shares on a Purchase Date to satisfy all Personal Contributions and Employer Contributions for the preceding Contribution Period, the Administrative Agent shall purchase Equity Shares as they become available and shall allocate the Equity Shares so purchased to Participants’ Personal Accounts in the order of the Contribution Periods in respect of which the Personal Contributions and/or Employer Contributions were received by the Administrative Agent. The Administrative Agent shall ensure that all Personal Contributions and Employer Contributions are converted to full and fractional Equity Shares as soon as practicable.

The proceeds from any dividends received by the Administrative Agent for

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Equity Shares held pursuant to the Plan shall be used to purchase additional Equity Shares at the prevailing market price for Equity Shares on the date of purchase. Such additional Equity Shares shall be allocated to the respective Participants’ Personal Accounts as to Personal Contributions or Employer Contributions, as the case may be, in proportion to the number of Equity Shares in those Personal Accounts before the payment of the dividend.

8.7

Brokerage commissions, transfer taxes and other charges or expenses pursuant to the purchase of Equity Shares by the Administrative Agent as provided in Section 8.6, will be the responsibility of the Corporation.

Article 9 - Registration and Voting

9.1

Equity Shares purchased by the Administrative Agent under this Plan shall be registered in the name of the Administrative Agent or Trustee, as the case may be, or such other name as the Administrative Agent or Trustee, as the case may be, determines.

9.2

Whole Equity Shares allocated to a Participant’s Personal Account will be voted by the Participant. Whole Equity Shares allocated to a Participant’s RRSP will be voted by the Trustee in accordance with the directions, if any, of the Participant, or the Participant’s Estate, if applicable.

9.3	The Administrative Agent will provide the transfer agent with a current shareholder register at the time of the transfer agent’s request.

Article 10 - Withdrawals While a Participant

10.1	A Participant may make withdrawals of Equity Shares from his or her Personal Account only as set out in this Article 10.

10.2

Subject to a maximum of two notices of withdrawal in any twelve month period, a Participant may, in accordance with Section 10.3, request that all or a portion of the Equity Shares in that Participant’s Personal Account that were purchased from a Participant’s Personal Contributions and/or Participant’s Employer Contributions be transferred to his or her name, or an external account in his or her name, or be sold or, where the Participant holds Equity Shares in the

EMPLOYEE SHARE PURCHASE PLAN

Group RRSP, that all or a portion of the Equity Shares in that Participant’s RRSP be transferred to, be sold and the proceeds transferred to another RRSP in the Participant’s name, or be sold and the proceeds, net of withholding tax, be remitted to the Participant. Any fractional Equity Shares credited to the Participant’s Personal Account or RRSP shall be disregarded on any sale or transfer and the Participant shall be entitled to receive the cash equivalent thereof.

10.3

A Participant shall give the Administrative Agent or Trustee, as the case may be, notice in the form prescribed by the Corporation of any instructions for sale or transfer of Equity Shares pursuant to Section 10.2. The Participant must confirm that he or she is not aware of any Undisclosed Material Information at the time of giving such notice and such notice may not be given during a Blackout Period.

10.4

Upon receiving such notice from the Participant, the Administrative Agent shall sell the specified number of Equity Shares and or transfer them to the other designated RRSP as soon as practicable. The net proceeds of any sale will be transferred as soon as practicable to the Participant or such personal bank or brokerage account as the Participant may designate.

Article 11 - Termination of Participation

11.1	A Participant’s participation in the Plan shall terminate immediately on the first to occur of the following events, unless otherwise specified below:

(a)

the Participant becomes totally and permanently disabled, unless he or she makes alternative arrangements with the Corporation or an approved Affiliate company for remittance of Personal Contributions;

(b)	the Participant retires from employment with the Corporation or an approved Affiliate company;

(c)	the Participant dies;

(d)

the Participant’s employment with the Corporation or an approved Affiliate company is terminated. A Participant’s employment will be considered to have terminated on the last day of his or her actual and active employment, whether such day is selected by agreement with the individual or unilaterally

EMPLOYEE SHARE PURCHASE PLAN

by the Corporation or an approved Affiliate company. For the avoidance of doubt, no period of notice that is or ought to have been given under applicable law in respect of such termination of employment shall be considered for such purpose;

(e)	the Participant has been placed on layoff and all recall rights or opportunities have been exhausted; or

(f)	the Plan is terminated.

11.2

A Participant whose participation in the Plan has been terminated as provided in Section 11.1 (or his or her executors or administrators, as the case may be) may complete a notice in the form prescribed by the Corporation and file it with the Administrative Agent within 90 days after termination of the Participant’s participation in the Plan requesting that one or more of the following occur:

(a)	all or a portion of the Equity Shares in his or her Personal Account be transferred to his or her name or an external account in his or her name;

(b)	all or a portion of the Equity Shares be sold and the net proceeds distributed to the Participant or an external account in his or her name; and/or

(c)

if the Participant’s Equity Shares are held in an RRSP, to the extent permitted by law, all or a portion of the Equity Shares be transferred to another RRSP in the Participant’s name, or, in the event of death, the name of his or her spouse;

provided that the Participant (or his or her executors or administrators, as the case may be) confirms that he or she is not aware of any Undisclosed Material Information at the time of giving such notice.

11.3

In relation to some or all of the Equity Shares held by the Participant as at the date the Participant’s participation in the Plan is terminated, as provided in Section 11.1, if no notice is filed within 90 days after such date, the Participant (or his or her executors or administrators, as the case may be) shall be deemed to have elected to:

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(a)	request that the Equity Shares in his or her Personal Account be sold and the net proceeds distributed to the Participant or an external account in his or her name; and

(b)

request that the Equity Shares held in an RRSP be sold and the net proceeds be distributed to the Participant, or his or her estate, as applicable, as provided in Section 10.4. Applicable taxes will apply.

11.4

After receiving any such notice as contemplated within this Article 11, the Administrative Agent shall make the necessary arrangements for the sale of the Equity Shares, or the issuance and delivery of the appropriate certificate representing the Equity Shares to such terminating Participant or other RRSP, as soon as practicable thereafter. The Administrative Agent will forward the net proceeds from the sale of the Equity Shares of a terminating Participant as soon as practicable following the receipt of any notice by the terminating Participant or the Corporation, as applicable. Any fractional Equity Shares credited to the Participant’s Personal Account or RRSP shall be disregarded on any sale or transfer and the Participant shall be entitled to receive the cash equivalent thereof.

Article 12 - Termination by a Participant

12.1

Once a Participant has temporarily ceased participating in the Plan as provided in Section 5.3, the Participant may terminate his or her participation in the Plan by requesting that one or more of the following occur:

(a)	all of the Equity Shares in his or her Personal Account be transferred to his or her name or an external account in his or her name;

(b)

all of the Equity Shares in his or her Personal Account be sold and the net proceeds distributed to the Participant or an external account in his or her name, provided that the Participant confirms that he or she is not aware of any Undisclosed Material Information at the time of giving such notice and such notice may only be given outside of a Blackout Period; and

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(c)

if the Participant’s Equity Shares in his or her Personal Account are held in an RRSP, then to the extent permitted by law, all of the Equity Shares be transferred to another RRSP in the Participant’s name or, in the event of the Participant’s death, to his or her spouse;

12.2

If, at the end of any calendar year, a Participant has not contributed to his or her Personal Account during such calendar year, the Corporation (or an approved Affiliate company, as the case may be) may elect to give written notice requiring that Participant to terminate his or her participation in the Plan and withdraw, subject to Article 15, all of his or her Personal Account in the manner set forth in Section 12.1 in cash or Equity Shares. If no election under Section 12.1 is made by the Participant within a period of 90 days after notice from the Corporation or an approved Affiliate company, the Participant shall be deemed to have elected to:

(a)	request that the Equity Shares in his or her Personal Account be sold and the net proceeds distributed to the Participant or an external account in his or her name; and

(b)	if the Participant’s Equity Shares are held in an RRSP, have all of his or her Equity Shares be sold and the net proceeds be distributed to the Participant or his or her estate, as applicable.

12.3

After receiving any such notice as contemplated within this Article 12, the Administrative Agent shall make the necessary arrangements for the sale of the Participant’s Equity Shares, or the issuance and delivery of the appropriate certificate representing the Equity Shares to such terminating Participant or other RRSP, as soon as practicable thereafter. The Administrative Agent will forward the net proceeds from the sale of the Equity Shares of a terminating Participant as soon as practicable following the receipt of any notice by the terminating Participant or the Corporation, as applicable. Any fractional Equity Shares credited to the Participant’s Personal Account or RRSP shall be disregarded on any sale or transfer and the Participant shall be entitled to receive the cash equivalent thereof.

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12.4

Any Participant who has terminated his or her participation in the Plan under Section 12.1 or is deemed to have terminated his or her participation in the Plan under Section 12.2, shall not be permitted to enroll and become a Participant in the Plan or entitled to make Personal Contributions again until a period of six calendar months has elapsed since his or her termination or deemed termination.

Article 13 - Prohibition of Assignment of Interest

13.1

All rights of participation in the Plan are personal and no assignment or transfer of any interest in the Equity Shares held by the Administrative Agent or Trustee under the Plan will be permitted or recognized, except as expressly set out elsewhere in this Plan.

Article 14 – Taxes and Fees

14.1

The Participant shall be responsible for paying all income taxes and other taxes applicable to Employer Contributions and to transactions involving the Equity Shares held by the Administrative Agent or Trustee on his or her behalf, including, without limitation, any taxes payable in respect of:

(a)	Employer Contributions made on behalf of the Participant;

(b)	the transfer of Equity Shares out of the Group RRSP to the Participant,;

(c)	the sale or other disposition of Equity Shares of the Participant; and

(d)	dividends paid on the Equity Shares.

For greater clarification, the Corporation or an approved Affiliate company will be responsible for reporting the taxable benefit arising from the Employer Contributions on Participants’ T4 slips (or other forms, as required, outside of Canada) and deducting the appropriate withholding taxes from Participants’ Earnings.

14.2

The Administrative Agent is authorized to deduct from any amounts payable to a Participant following a sale of that Participant’s Equity Shares held in an RRSP, any amounts which are required to be withheld on account of taxes. Neither the Corporation, an approved Affiliate company, the Trustee nor the Administrative

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Agent, assumes any responsibility for any income tax or other tax consequences for the Participants in the Plan. Neither the Corporation, an approved Affiliate company, the Trustee nor the Administrative Agent, shall provide any tax advice to any Participant. Each Participant is expected to consult his/her own professional advisors in this regard.

14.3

The Participant or the Participant’s designate, as applicable, will be responsible for paying any and all brokerage commissions and share sale processing fees on all Equity Share sales initiated by, or deemed to be initiated by, the Participant.

Article 15 – Holding Period

15.1

All funds and Equity Shares acquired with the Employer Contributions made on behalf of the Participant shall be subject to a 12-month holding period. Once participation in the Plan has been terminated provided in Article 11 the 12-month holding period will be immediately waived.

Article 16 - Offer for Equity Shares of the Corporation

16.1

In the event that, at any time, an offer to purchase is made to all holders of Equity Shares, the Administrative Agent will provide a current shareholder register to the transfer agent at the time of the transfer agent’s request. The transfer agent will provide notice of such offer to purchase to each applicable Participant.

Article 17 - Subdivision, Consolidation, Conversion or Reclassification

17.1

In the event that the Equity Shares are subdivided, consolidated, converted or reclassified by the Corporation, or any action of a similar nature affecting such Equity Shares is taken by the Corporation, then the Equity Shares held by the Administrative Agent or Trustee for the benefit of the Participants shall be appropriately adjusted.

Article 18 - Amendment or Termination of the Plan

18.1	The Board may, at any time, amend this Plan in whole or in part or terminate this Plan. The Corporation may amend this Plan without approval of the Board when

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such amendments are of an administrative and/or housekeeping nature. However, neither the Corporation nor the Board may amend or terminate this Plan in a manner which would deprive a Participant of any benefits that have accrued to the date of amendment or termination or which would cause or permit any Equity Shares or cash held pursuant to the Plan or any Personal Contributions or Employer Contributions to revert to or become the property of the Corporation.

18.2

If the Plan is terminated, all funds and Equity Shares in the Participant’s Personal Account and RRSP shall be transferred to the Participant or on behalf of the Participant or handled as otherwise directed by the Participant, within 90 days of the termination of the Plan.

Article 19 - Administration

19.1

The Corporation shall have full power and authority to interpret and administer the Plan, including the power to appoint any person or persons to carry out its provisions in conformity with the objectives of the Plan and under such rules as the Corporation may from time to time establish. Decisions of the Corporation shall be final and binding upon any approved Affiliate companies, Employees, Participants, and their executors and administrators.

19.2

The Corporation has entered into an Administration Agreement with the Administrative Agent. A copy of the Administration Agreement is available for inspection in the Corporation’s principal executive office.

19.3	The Corporation may from time to time enter into such further agreements with the Trustee, the Administrative Agent or other parties as it may deem necessary or desirable to carry out this Plan.

19.4	The Corporation and any approved Affiliate companies will make a copy of the Plan available to all new Participants.

19.5	Records of the Trustee, the Administrative Agent and the Corporation and any approved Affiliate companies will be conclusive as to all matters involved in the administration of the Plan.

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19.6

Except as set out in Sections 8.7, 14.1, and 14.3, all costs and expenses of administering the Plan, including the Administrative Agent’s compensation, will be paid by the Corporation and/or any approved Affiliate companies.

Article 20 - Reporting

20.1

As soon as practicable after the end of the relevant period, the Trustee or Administrative Agent will issue to each Participant RRSP contribution receipts reporting the total amount of contributions to the Participant’s RRSP, if any.

20.2

The Administrative Agent shall furnish to each Participant a statement of his or her Personal Account. Unless written notice to the contrary is received by the Administrative Agent within 60 days after the mailing or delivery of such statement to the Participant, such statement shall be conclusively deemed to be correct and the Administrative Agent and Trustee shall be relieved of all liability for any error contained therein or disclosed thereby.

Article 21 - Limitation of Rights of the Employee

21.1

This Plan is a voluntary program on the part of both the Corporation or approved Affiliate company, as the case may be, and the Employee and shall not constitute an inducement to, or condition of, the employment of any Employee.

21.2	Participation by an Employee in the Plan shall not:

(a)	give any Employee, whether a Participant or not, the right to be or continue to be employed by the Corporation or approved Affiliate company, as the case may be;

(b)	interfere with the right of the Corporation (or an approved Affiliate company, as the case may be) to discharge any Employee, whether a Participant or not, at any time; and

(c)	give any Participant or beneficiary or spouse of a Participant any right or claim to any benefit, except to the extent provided for in the Plan.

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21.3

None of the Corporation, any approved Affiliate companies, the Trustee, nor the Administrative Agent shall be liable to any Employee for any loss resulting from a decline in the market value of any Equity Shares purchased under the Plan. Neither the Corporation, any approved Affiliate companies, the Trustee nor the Administrative Agent shall be liable to any Employee for any change in the market price of the Equity Shares between the time an Employee authorizes the purchase or sale of the Equity Shares and the time such purchase or sale takes place.

Article 22 - Administrative Agent

22.1

In the event of the resignation of the Administrative Agent, its successor shall be appointed by the Corporation. Any successor Administrative Agent shall be vested with all the powers, rights, duties and immunities of the Administrative Agent hereunder to the same extent as if originally named as the Administrative Agent.

Article 23 - Applicable Laws

23.1	The Plan shall be construed, and the rights and obligations of the parties governed by the Plan shall be determined, in accordance with the laws of the Province of Alberta.